  As filed with the Securities and Exchange Commission on February 20, 1996.

                                                   Registration No. ____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ADAC LABORATORIES
             (Exact name of registrant as specified in its charter)

                                    California
         (State or other jurisdiction of incorporation or organization)

                                   94-1725806
                      (I.R.S. Employer Identification No.)

                                540 Alder Drive
                          Milpitas, California  95035
                                 (408) 321-9100
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive office)

                     DAVID L. LOWE, CHIEF EXECUTIVE OFFICER
                               ADAC LABORATORIES
                                540 Alder Drive
                          Milpitas, California  95035
                                 (408) 321-9100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                               KRISTON D. QUALLS
                       GRAVEN PERRY BLOCK BRODY & QUALLS
                       523 West Sixth Street, Suite 1130
                         Los Angeles, California  90014
                                 (213) 680-9770

===============================================================================

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_] __________________
______________________________________________________________________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [_] __________________________
______________________________________________________________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                        CALCULATION OF REGISTRATION FEE
================================================================================

Title of Each                          Proposed            Proposed
Class of                               Maximum             maximum
Securities to       Amount to be       Offering Price      aggregate              Amount of
be Registered       Registered         Per Share(1)        Offering Price(1)      Registration Fee
-------------       ------------       --------------      --------------         ----------------
Common Stock          138,302          $14.625(1)           $2,022,666.75          $697.47




================================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.
         The closing price of the Registrant's Common Stock on February 13, 1996, as reported in the "Wall Street Journal", was $14.625 per share.

================================================================================

                               ADAC LABORATORIES

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(b) OF REGULATION S-K

                 ITEM NUMBER AND CAPTION                                   PROSPECTUS HEADING
                 -----------------------                                   ------------------
                 1.       Forepart of the Registration Statement and       Cover Page
                          Outside Front Cover Page of Prospectus

                 2.       Inside Front and Outside Back Cover Pages of     Inside Front
                          Prospectus

                 3.       Summary Information, Risk Factors and Ratio      The Company; Risk Factors
                          of Earnings to Fixed Charges

                 4.       Use of Proceeds                                  Use of Proceeds

                 5.       Determination of Offering Price                  Plan of Distribution

                 6.       Dilution                                         Not Applicable

                 7.       Selling Security-Holders                         Selling Shareholders

                 8.       Plan of Distribution                             Plan of Distribution

                 9.       Description of Securities to be Registered       Incorporation of Certain Information by Reference

                 10.      Interests of Named Experts and Counsel           Legal Opinions; Experts

                 11.      Material Changes                                 Risk Factors

                 12.      Incorporation of Certain Information by          Incorporation of Certain Information by Reference
                          Reference

                 13.      Disclosure of Commission Position on             Not Applicable
                          Indemnification for Securities Act
                          Liabilities

                                138,302 SHARES

                              ADAC LABORATORIES

                                 COMMON STOCK

                               _______________

         All 138,302 shares of Common Stock of ADAC Laboratories (the
"Company") offered hereby are being offered by certain shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the shares offered hereby. For information respecting the Selling Shareholders and the plan of distribution of the shares, see "Selling Shareholders" and "Plan of Distribution" herein. The Company's Common Stock is traded in the over-the-counter market and is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System under the symbol "ADAC". On February 14, 1996, the last reported closing price for the Common Stock was $14 63/64. See "Price Range of Common Stock".

         THIS OFFERING WILL EXPIRE AT 5:00 P.M., (PST) ON NOVEMBER 13, 1997.

         THIS OFFERING INVOLVES CERTAIN RISKS.  SEE "RISK FACTORS."

                                ______________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This offering price will be the market price prevailing at the time of sale or a negotiated price. See "Plan of Distribution". All discounts, commissions or concessions allowed to underwriters, dealers, brokers or agents in connection with the shares offered hereby will be paid by the Selling Shareholders. The Company is obligated to pay certain expenses in connection with the offering of the shares, estimated at approximately $8,200. For further information concerning the method by which the offering price for the shares will be determined and the possible sales expenses to be incurred by the Selling Shareholders, see "Plan of Distribution" herein.

            The date of this Prospectus is ____________ ___, 1996.

                                ______________

         No person is authorized in connection with the offering made hereby to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any underwriter. This Prospectus does not constitute an offer to sell, or solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                 ______________

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . . . . . .    5

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . . . . . . . . . .    8

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

PRICE RANGE OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

SELLING SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12


                                ______________

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information concerning the Company can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; as well as the Regional Offices of the Commission at 230 South Dearborn Street, Room 3190, Chicago, Illinois 60604; and Room 1100, Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10007. Copies of any such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents heretofore filed with the Securities and Exchange Commission by the Company are incorporated in the Prospectus by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 1, 1995.

         (b) The Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated February 7, 1996.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995.

         Furthermore, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents described above, other than exhibits to such documents which are not specifically incorporated by reference therein. Requests should be directed to Investor Relations at the principal executive offices of the Company, 540 Alder Drive, Milpitas, California 95035, telephone (408) 321-9100.

                                  THE COMPANY

         ADAC Laboratories ("ADAC" or "the Company") designs, develops, manufactures, sells and services medical imaging and information systems used in hospitals and clinics world-wide in nuclear medicine, radiology, cardiology and oncology.

         The Company markets the following diagnostic imaging and information systems:

         Medical Systems

                 -        Nuclear Medicine Systems

                 -        Radiation Therapy Planning Systems

                 -        Digital Angiography Systems

         HealthCare Information Systems

                 -        Radiology Information Systems

                 -        Laboratory Information Systems

         ADAC was incorporated in California on October 14, 1970. Its principal offices are located at 540 Alder Drive, Milpitas, California 95035, and its telephone number at that location is (408) 321-9100.

                                  RISK FACTORS

         The following factors should be carefully considered in evaluating the Company and its business before purchasing any Shares of Common Stock offered by this Prospectus:

         1.      COMPETITION.

                 In the Nuclear Medicine market, the Company competes with several other suppliers in providing integrated camera/computer imaging systems, optics and accessories. The Company's share of the U.S. market in 1995 was believed to be approximately 45%, giving the Company a substantial lead over its nearest competitors. The Company believes that it will need to continue to enhance and improve its products to remain competitive.

                 The Company believes that the key to success in its markets is to deliver cost-effective and technologically superior products which meet or exceed customer quality and service expectations. ADAC's ability to compete successfully depends on its capacity to commercialize new hardware technology and software ahead of its competitors. In addition to the rapid development of innovative and cost-effective products, the Company believes that other competitive factors include patient throughput, system functionality and reliability, image quality, computer processing speed, customer service and support and worldwide distribution network. No assurances are given that the Company will be able to continue to deliver these innovations.


         2.      GOVERNMENT REGULATION.

                 The Company's Nuclear Medicine and Radiation Therapy Planning and Radiology businesses are regulated by the Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act of 1976 and the Safe Medical Device Act of 1990. Regulations include meeting certain requirements related to marketing, manufacturing, labeling, packaging and distribution of most of the Company's products. The FDA has the authority to issue new performance standards on any medical device. Unscheduled FDA inspections of the Company's facilities may occur from time to time to determine compliance with these and other FDA regulations.

                 As a result, the Company is required to make certain submissions to the FDA and comply with Good Manufacturing Practices ("GMP"), which includes the creation and maintenance of certain records. The FDA requires all manufacturers of medical devices to prove that their products are equivalent to predicate devices and are safe and effective. This process is known as PMA (Pre-market Approval), and most commonly takes the form of a 510K submission (pre-market notification). The 510K clearance is required for all medical devices before orders can be obtained and distributed. Currently, this clearance for new products distribution is extending beyond the prescribed 90 day limit due to resource issues within the FDA.

                 Certain additional requirements of other federal laws and of state, local and foreign governments exist, which may apply to the manufacture and marketing of the Company's products and to products such as radiopharmaceuticals, which are used in conjunction with the Company's products.

         3.      LITIGATION RISKS.

                 Patent suits have become more common in the industry in which the Company competes. In September 1994, the Company settled a lawsuit which had alleged infringement of certain patents relating to Nuclear Medicine imaging and Digital Fluoroscopy technology. Without admitting any liability or wrongdoing, the Company agreed to pay $2,000,000 to settle the lawsuit. As part of the settlement, each party agreed not to sue each other with respect to nuclear medicine intellectual property matters for the next ten years. In addition to the settlement payment, the Company incurred significant litigation defense costs. Any future patent suits could impair the Company's ability to develop and sell new products or, at the least, reduce the profitability of product sales by burdening the Company with expensive royalty payments.


                        DETERMINATION OF OFFERING PRICE

                 The offering price of the shares to be sold by the selling shareholders will be the market price prevailing at the time of sale or a price negotiated by the selling shareholders. The Company has no control over what prices are accepted by the selling shareholders.



                                USE OF PROCEEDS

         All of the shares offered hereby are being sold for the account of selling shareholders. Therefore, the Company will not receive any of the proceeds from this offering.

                          PRICE RANGE OF COMMON STOCK

         The Company's Common Stock is traded on the NASDAQ National Market System under the symbol "ADAC". There were approximately 2,951 holders of record of the Company's Common Stock at February 5, 1996. The table below provides the quarterly dividends declared and the quarterly high and low closing prices in the NASDAQ National Market System for the periods indicated, as reported in the Wall Street Journal. The following quarters correspond to the Company's fiscal quarters.

                            Fiscal                           Fiscal                            Fiscal
                             1996                             1995                              1994
                ----------------------------      ----------------------------       ---------------------------
                                       Per                               Per                               Per
                                       Share                             Share                             Share
                                       Divi-                             Divi-                             Divi-
                High        Low        dend       High       Low         dend        High        Low       dend
                ----        ---        ----       ----       ---         ----        ----        ---       ----
1st Qtr.        $12 5/8     $11        $.12      $ 9 1/8    $ 7 1/4      $.12       $14 3/8     $11 3/4    $.12

2nd Qtr.         --          --          --        8 1/2      7 1/4       .12        14 1/8       8         .12

3rd Qtr.         --          --          --       13          7 7/8       .12        10           7 3/4     .12

4th Qtr.         --          --          --       13 3/4     10 1/2       .12         9 1/8       6 1/8     .12



The payment of dividends in the future will depend on the assessment by the Board of Directors of various factors and considerations, including earnings, cash flow, capital requirements and other factors affecting the Company's financial position and operations.

                              SELLING SHAREHOLDERS

         The following table sets forth with respect to each selling shareholder (i) the number of outstanding shares of Common Stock owned beneficially at January 31, 1996 and (ii) the number of outstanding shares to be owned after the offering (assuming all shares are sold in this offering).

                                                  Number of Shares                                         Number of Shares
                 Name of Selling                  Owned Prior to              Number of Shares             to be Owned After
                 Shareholder                      Offering                    Offered Hereby               Offering
                 -----------------------------    ---------------------       ------------------           -------------------
                 Jerome W. Pepmueller                69,151                     69,151                             0

                 David Sutton                        69,151                     69,151                             0
                                                     ------                     ------

                 Total                              138,302                    138,302

         The shares offered hereby are being registered at the request of the selling shareholders pursuant to registration rights granted pursuant to an Agreement and Plan of Reorganization between the Company, ADAC Acquisition, Inc., J.D. Technical Services, Inc. and the selling shareholders, dated November 9, 1995.

                              PLAN OF DISTRIBUTION

         The selling shareholders may sell the Shares being offered hereby: (i) through underwriters, (ii) through dealers or in ordinary broker transactions,
(iii) "at the market" to or through a marketmaker or into an existing market for the Shares, (iv) in other ways not involving marketmakers or established trading markets, including direct sales to purchasers or sales effected through an agent or (v) combinations of any such methods of sale. The shares will be sold at market prices prevailing at the time of sale or negotiated prices. The Company has advised the Selling Shareholders of the need for delivery of copies of this Prospectus, and will make sufficient copies of the Prospectus available for such purpose. Unless otherwise agreed to by the Company, this offering will terminate November 13, 1997, and the registration statement will be withdrawn by the Company promptly thereafter.

         If a dealer is utilized in the sale of the Shares in respect of which the Prospectus is delivered, the Selling Shareholders will sell such Shares to the dealer, as principal. The dealer may then resell such Shares to the public at varying prices to be determined by such dealer at the time of resale.

         Sale of Shares "at the market," and not at a fixed price, which are made into an existing market for the Shares will be made by the Selling Shareholders to or through one or more marketmakers, acting as principal or as agent. Other sales may be made, directly or through agents, to purchasers outside existing trading markets.

         If an underwriter or underwriters are utilized in a syndicated public offering, the participating Selling Shareholders will execute a firm commitment underwriting agreement with such underwriters and the terms of the transaction will be set forth in a Prospectus Supplement which will be used by the underwriters to make resales of the Shares in respect of which this Prospectus is delivered to the public.

         The Company has informed all Selling Shareholders of the need to comply with Rule 10b-6 under the Securities Exchange Act of 1934 and related anti-manipulative rules with respect to market sales of the shares offered hereby. Under Rule 10b-6, persons selling securities in a distribution (as defined in Rule 10b-6), together with their affiliates, are precluded from concurrently purchasing the same or similar securities.

         The Selling Shareholders have advised the Company that, prior to the date of this Prospectus, they have made no arrangements with any brokerage firm or otherwise regarding sale the of their shares.

         The shares offered hereby are eligible for sale only in certain states, and in some of those states may be offered or sold only to "institutional investors" as defined under applicable state securities laws.

         This Prospectus will be supplemented to summarize the terms of any sales through underwriters or dealers, together with any discounts, commissions or concessions allowed to such underwriters or dealers in connection therewith. No sales or distributions other than as described herein may be effected until after this Prospectus shall have been appropriately amended or supplemented.

                                 LEGAL OPINIONS

         Certain legal matters in respect of the Common Stock offered hereby will be passed upon for the Company by Graven Perry Block Brody & Qualls, 523 West Sixth Street, Suite 1130, Los Angeles, California 90014.

                                    EXPERTS

         The consolidated statements and related financial statement schedules of ADAC Laboratories and Subsidiaries, included in the Report on Form 10-K of the Company for the fiscal year ended October 1, 1995 referred to above, have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their report dated November 1, 1995, and are incorporated herein by reference in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is hereby made to such Registration Statement, exhibits and schedules.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table shows all expenses of the issuance and distribution of the securities offered hereby, other than underwriting discounts and commissions:

                  Registration fee    . . . . . . . . . . . . . . .     $  697.47
                  Trustee and transfer agent fees   . . . . . . . .      2,000.00
                  Legal fees  . . . . . . . . . . . . . . . . . . .      3,500.00
                  Accounting fees   . . . . . . . . . . . . . . . .      2,000.00
                  Blue sky filing fees and expenses   . . . . . . .        -0-
                  Miscellaneous expenses  . . . . . . . . . . . . .        -0-
                           TOTAL  . . . . . . . . . . . . . . . . .     $8,197.47

         All amounts listed above, except for the registration fees, are estimates.

15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California General Corporation Law permits indemnification of directors, officers and controlling persons of a corporation under certain conditions and subject to certain limitations. Article VII of the Registrant's Articles of Incorporation authorizes the Registrant to indemnify its officers and directors in accordance with the General Corporation Law. Indemnification also may be granted pursuant to existing bylaws or bylaw provisions that may be adopted in the future, pursuant to the terms of agreements that may be entered in the future or pursuant to a vote of shareholders or directors.

16.      EXHIBITS

         (a)     Exhibits:

                 EXHIBIT                   DESCRIPTION
                 -------                   -----------
                  5.1                      Opinion of Graven Perry Block Brody & Qualls

                 23.1                      Consent of Coopers & Lybrand, L.L.P.

                 23.2                      Consent of Graven Perry Block Brody & Qualls
                                           (included in Exhibit 5.1 hereto)

17.      UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 15th day of February, 1996.


                                        ADAC LABORATORIES


                                        By/s/ David L. Lowe
                                          -----------------------------------
                                            David L. Lowe
                                             Chief Executive Officer


                               POWER OF ATTORNEY

         The officers and directors of ADAC Laboratories, whose signatures appear below, hereby constitute and appoint David L. Lowe and P. Andre Simone and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-3, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or his or their substitutes, shall do or cause to be done by virtue hereof.
           ________________________________________________________

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                           Signature                                      Title                                Date
                           ---------                                      -----                                ----
                 /s/Stanley D. Czerwinski             Chairman of the Board and Director                 February  8, 1996
                 ----------------------------------
                 Stanley D. Czerwinski


                 /s/David L. Lowe                     Chief Executive Officer and Director (Principal    February 15, 1996
                 ----------------------------------   Executive Officer)
                 David L. Lowe


                 /s/P. Andre Simone                   Vice President, Finance (Principal Financial       February 15, 1996
                 ----------------------------------   and Accounting Officer)
                 P. Andre Simone

                 /s/Graham O. King                    Director                                           February 15, 1996
                 ----------------------------------
                 Graham O. King

                 /s/Robert L. Miller                  Director                                           February  8, 1996
                 ----------------------------------
                 Robert L. Miller

                 /s/Thomas A. McPherson               Director                                           February  7, 1996
                 ----------------------------------
                 Thomas A. McPherson

                 /s/F. David Rollo                    Director                                           February  7, 1996
                 ----------------------------------
                 F. David Rollo

                 /s/Edmund H. Shea, Jr.               Director                                           February 12, 1996
                 ----------------------------------
                 Edmund H. Shea, Jr.

FORM-S-3-ADAC-1995\DOCUMENT

                                 EXHIBIT INDEX





 Exhibit             Description
 -------             -----------
 5.1                 Opinion of Graven Perry Block Brody & Qualls

 23.1                Consent of Coopers & Lybrand, L.L.P.
